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                                                                    EXHIBIT 23.1


                        INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of Global Capital Partners Inc. of our report dated June 29, 2000 relating to the consolidated financial statements of Global Capital Partners Inc. and Subsidiaries, which report appears on page 34 of the Global Capital Partners Inc. Annual Report on Form 10-KSB, as amended, for the year ended March 31, 2000.

We also consent to the reference to us under the heading "Experts" in the prospectus.

                                    /s/ SPICER, JEFFRIES & CO.

Denver, Colorado
January 31, 2001